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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                               -------------------
                                   FORM 8-K/A
                                 CURRENT REPORT
                               -------------------

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported) December 15, 1997
                              (September 30, 1997)

                             HENLEY HEALTHCARE, INC.
             (Exact name of registrant as specified in its charter)

                         Commission File Number 0-28566

             TEXAS                                        76-0335587
(State or other jurisdiction of             (IRS Employer Identification Number)
 incorporation or organization)

                120 Industrial Boulevard, Sugar Land, Texas 77478
                    (Address of principal executive offices)

                                  281-276-7000
              (Registrant's telephone number, including area code)

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                            HENLEY HEALTHCARE, INC.

                                   FORM 8-K/A
                                 CURRENT REPORT

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

      On September 30, 1997 Henley Healthcare, Inc., a Texas corporation (the "Company"), entered into an agreement with Cybex International, Inc., a New York corporation ("Cybex"), whereby the Company purchased certain assets of (and assumed certain liabilities associated with) the isokinetic rehabilitation product line (the "Product Line") of Cybex for an estimated purchase price of approximately $4.1 million including acquisition costs of approximately $300,000. The assets acquired consist of tangible personal property including machinery, equipment, furniture and fixtures; contracts; operating rights to use intellectual property and trade names; business licenses; inventory; and prepaid expenses. The initial purchase price has been allocated to the assets acquired and liabilities assumed based upon estimated fair values at the date of acquisition as follows:

            ASSETS ACQUIRED:
            ----------------
            Inventory                       $3,173,000
            Machinery and Equipment            727,000
            Other assets                       200,000

            LIABILITY ASSUMED:
            ------------------
            Warranty Reserve                   670,000

      The purchase price was paid in cash which the Company obtained pursuant to an amendment to its Amended and Restated Loan Agreement (the "Amended Loan Agreement") entered into with Comerica Bank - Texas, a Texas banking corporation ("Comerica"). The Amended Loan Agreement with Comerica provides for a revolving loan which permits borrowings up to $8,000,000 pursuant to a borrowing base calculation derived from the Company's accounts receivable and inventory. In connection with the Amended Loan Agreement, the Company paid off its Term Note A with Comerica in the amount of $893,000 and issued a substitute Term Note A in the amount of $1,430,000. The revolving loan's maturity date is February 1, 1999, while the maturity date of the $1,430,000 Term Note A is September 30, 2002. All of the borrowings from Comerica are secured by substantially all of the assets of the Company including the assets acquired from Cybex. The Amended Loan Agreement also contains a number of affirmative covenants, negative covenants and financial covenants with which the Company must comply including a minimum tangible net worth, leverage ratio, working capital ratio, fixed charge ratio and interest coverage ratio.

      In connection with the Amended Loan Agreement with Comerica relating to the acquisition of the Product Line from Cybex, the Company entered into an amendment to the Subordination Agreement (the "Subordination Amendment") by and among Maxxim Medical,

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Inc. ("Maxxim"), Comerica and the Company. Pursuant to the Subordination
Amendment, the maximum amount of the Company's debt with Comerica that can be issued senior to Maxxim's Convertible Subordinated Promissory Note from the Company (the "Maxxim Note") was increased from $10,000,000 to $12,000,000. In exchange for Maxxim's execution of the Subordination Amendment, the Company entered into a note modification agreement with Maxxim in which the Conversion Price (as defined in the Maxxim Note) was reduced from $3.00 to $2.00. The modification of the Maxxim Note increases the number of shares of the Company's common stock, par value $.01 per share ("Common Stock") beneficially owned by Maxxim from 2,333,333 to 3,500,000 which upon conversion would represent approximately 53% (compared to approximately 43% prior to the adjustment of the conversion price) of the currently issued and outstanding Common Stock. The Maxxim Note is convertible into Common Stock at any time at Maxxim's option.

      The Company intends to continue the manufacturing and marketing of the Product Line and has moved the manufacturing activity from the Cybex facilities in Ronkonkoma, New York to the Company's manufacturing plants in Sugar Land and Belton, Texas.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION, AND EXHIBITS

(a) and (b) Financial Statements of Business Acquired and Pro Forma Financial Information.

      Upon further analysis of the facts and circumstances involved with the transaction, the Company has concluded that the acquisition of the Product Line from Cybex does not qualify as an acquisition of a business. Accordingly, financial statements and pro forma financial information otherwise required, are not presented.

      The Product Line which comprised a small portion (about 10%) of Cybex's gross revenues and represented an element of Cybex's Ronkonkoma, New York, operation was not segregated or operated as a separate business unit, but was manufactured and distributed by Cybex at one of its facilities (Ronkonkoma, New
York) where some other of its products were manufactured and distributed.

      For the twelve months ended December 31, 1996 and the nine months ended September 30, 1997, net revenues generated by the Product Line were approximately $14.8 million and $8.4 million, respectively. Although the customer class will remain generally the same as before the transaction, the Company will seek and establish its own customer base, particularly since the primary products acquired are high-dollar items that last over 10 years. The Company will manufacture the Product Line using its existing employees in its own facilities. To this end, the Company has moved and split the manufacturing activity from the Cybex location in New York to the Company's two separate manufacturing facilities in Belton and Sugar Land, Texas. Additionally, the Company intends to sell the Product Line through its own established network of independent dealers and sales representatives encompassing both national and international markets.

      Although the Company anticipates that the revenue stream generated by the Product Line will remain generally the same as before the transaction, the cost structure and activities

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required to generate that revenue stream will not be the same. The Company intends to more actively support the Product Line to attempt to generate more revenues at greatly reduced costs. Cybex's labor costs in Ronkonkoma, New York, relating to the Product Line were about four times the Company's labor cost in Belton and Sugar Land, Texas, where the Product Line will now be manufactured.

(c) Exhibits

      The following exhibits, from which schedules and attachments have been omitted and will be furnished to the Commission upon its request, are filed with this report on Form 8-K. Exhibits incorporated by reference to a prior filing (of Form 8-K) are designated by an asterisk(*); all other exhibits not so designated are documents required to be filed as exhibits to this Form 8-K/A:

                                    EXHIBITS

EXHIBIT
NUMBER      DESCRIPTION
------      -----------

  2.1* Asset Purchase Agreement by and between the Company and Cybex dated September 30, 1997.

  4.1* Amended and Restated Loan Agreement between Comerica and the Company dated June 30, 1997 (the "Amended Loan Agreement")

  4.2* First Amendment to the Amended Loan Agreement between Comerica and the Company dated September 30, 1997.

  4.3* Term Note A in the principal amount of $1,430,000 issued by the Company to Comerica dated September 30, 1997.

  4.4* Revolving Note in the principal amount of $8,000,000 issued by the Company to Comerica dated September 30, 1997.

  4.5* First Modification to the Convertible Subordinated Promissory Note between the Company and Maxxim dated September 30, 1997.

                                  SIGNATURES

PURSUANT TO THE REQUIREMENTS OF THE SECURITIES EXCHANGE ACT OF 1934, THE REGISTRANT HAS DULY CAUSED THIS REPORT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED HEREUNTO DULY AUTHORIZED.

                                                HENLEY HEALTHCARE, INC.

                                                By: /s/ Dan D. Sudduth
Date: December 15, 1997                                 Dan D. Sudduth
                                                    Executive Vice President &
                                                      Chief Financial Officer

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